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                                                            Exhibit 10(iii)A(66)


                ASPIRATION ACHIEVEMENT INCENTIVE AWARD AGREEMENT
                          FOR OPERATING UNIT PRESIDENTS



         THIS AGREEMENT, made as of the 1st day of May, 2000 (the "Grant Date"), between National Service Industries, Inc., a Delaware corporation ("NSI"), and NATIONAL SERVICE INDUSTRIES, INC. (GA), a Subsidiary of NSI (together, the "Company"), and James H. Heagle ("Grantee").

         WHEREAS, NSI has adopted the National Service Industries, Inc. Long-Term Achievement Incentive Plan (the "Plan") in order to provide additional incentives to certain officers and key employees of NSI and its Subsidiaries; and

         WHEREAS, Grantee, as an executive of the above-referenced Subsidiary, performs services with respect to the CHEMICAL GROUP operations of the Company (the "Operations"); and

         WHEREAS, the Committee responsible for administration of the Plan has determined to grant to Grantee an Aspiration Achievement Incentive Award as provided herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.       Grant of Aspiration Award.

                  1.1 The Company hereby grants to Grantee an Aspiration Achievement Incentive Award (the "Award"), which has a value determined as provided in Section 2 below based upon the performance of the Operations during the Performance Cycle from September 1, 1999 to August 31, 2002. As provided in the Plan, Grantee's right to payment of this Award is dependent upon Grantee's continued employment in Grantee's current position with the Company, or in a position with responsibilities of substantially similar value to the Company during the Performance Cycle. Under certain circumstances as described below, Grantee may be entitled to receive payment for some portion of the Award if Grantee's employment terminates prior to the end of the Performance Cycle.

                  1.2 Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. This Agreement shall be construed in accordance with, and subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

         2.       Performance Measure and Performance Levels.

                  The Committee has established the performance measure (the

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"Performance Measure"), and award and performance levels set forth in Appendix A attached hereto. The chart in Appendix A specifies a Commitment performance level, at which the Commitment Level Award will be paid, an Aspiration performance level, at or above which an Aspiration Level Award will be paid, and a threshold performance level, at which a minimum incentive award will be paid and below which no award will be paid. For each level of performance at or above the threshold performance level through the Aspiration performance level, Grantee will receive an award determined in accordance with the chart and formulae set forth in Appendix A. The terms used in determining the Performance Measure are defined in Appendix B.

         3.       Determination of Aspiration Award.

                  3.1 Determination Notice. As soon as practical following the last day of the Performance Cycle, the Committee will determine, in accordance with Section 7(c) of the Plan, the performance level of the Operations with respect to the Performance Measure for the Performance Cycle. The Committee may in determining the performance level with respect to the Performance Measure adjust the Operations' financial results for the Performance Cycle to exclude the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, gains, and losses resulting from divestitures, currency fluctuations, changes in tax laws, or changes in accounting treatment, which are distortive of financial results for the Performance Cycle. The Committee may also increase or decrease the amount of the Award otherwise payable to Grantee if, in the Committee's view, the financial performance of the Operations during the Performance Cycle justifies such adjustment, regardless of the extent to which the Performance Measure has been achieved.

                  The Company will notify Grantee (or the executors or administrators of Grantee's estate, if applicable) of the Committee's determination (the "Determination Notice"). The Determination Notice shall specify the performance level of the Operations with respect to the Performance Measure for the Performance Cycle and the amount of Award (if any) Grantee will be entitled to receive.

                  3.2 Revision of Performance Levels. At any time prior to the end of a Performance Cycle, the Committee may revise the performance levels for the Performance Measure and the Award amounts if unforeseen events (including, without limitation, a Change in Capitalization, an equity restructuring, an acquisition, or a divestiture) occur which have a substantial effect on the performance of the Operations and which in the judgment of the Committee make the application of the performance levels unfair unless a revision is made.

         4.       Payment of Aspiration Award.

                  4.1 Unless the Committee determines otherwise at the time the Award is paid, and except as otherwise provided in the event of a Change in Control, the amount Grantee is entitled to receive will be paid as follows: (a) for a payment level up to and including twice the Commitment Level Award, the Award will be paid one-half in cash

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and one-half in Shares, payable as soon as administratively practicable following the determination of the performance level pursuant to Section 3.1 above, and (b) to the extent the payment level is more than twice the Commitment Level Award, that portion of the Award will be paid one-half in Restricted Stock and one-half in cash, to be paid out upon vesting of the Restricted Stock as described in Section 4.4 below. The Shares and Restricted Stock issued upon payment of an Award shall be valued at the average of the Fair Market Value of the Shares for the last ten (10) trading days of the Performance Cycle. Except in the case of a Change in Control, the Committee may, in its discretion, attach restrictions, terms, and conditions to the Shares issued as part of the Award.

                  4.2 Prior to vesting, the Restricted Stock shall not be transferable by Grantee by means of sale, assignment, exchange, pledge, or otherwise; provided, however, that with NSI's consent Grantee shall have the right to tender for sale or exchange any such shares in the event of any tender offer within the meaning of Section 14(d) of the Securities Exchange Act of 1934. Any attempt to convey any interest in the Restricted Stock in violation of this paragraph shall not be recognized by the Company and shall be null and void. Grantee shall otherwise be entitled with respect to the Restricted Stock to the rights of a stockholder of NSI, including the right to vote the shares and receive dividends and any other distributions declared on NSI's stock. Grantee's rights with respect to the Restricted Stock shall remain forfeitable at all times prior to the dates on which such rights become vested, as set forth in Section 4.4 below.

                  4.3 The stock certificate(s) evidencing the Restricted Stock shall be registered on NSI's books in the name of Grantee as soon as practicable following the Determination Notice. NSI or the Company may retain physical possession and custody of the certificate(s) until vesting of the Restricted Stock as set forth in Section 4.4 below, and the certificate(s) shall bear a legend referring to the restrictions on transfer set forth in this Agreement. Grantee shall sign a power of attorney enabling the certificate(s) to be transferred to the Company in the event and to the extent the Restricted Stock is forfeited as set forth in Section 4.4 below. Upon vesting of the Restricted Stock as set forth in Section 4.4 below, NSI shall cause a stock certificate for the requisite number of shares to be delivered to Grantee, free of any restrictive legend.

                  4.4 Fifty percent (50%) of the shares of Restricted Stock shall vest after one (1) year following the end of the Performance Cycle and the other fifty percent (50%) shall vest two (2) years following the end of the Performance Cycle. In the event of Grantee's termination of employment within two (2) years after the end of the Performance Cycle, by death, Disability, Retirement (termination at or after age 65), or by the Company without Cause, the Restricted Stock, to the extent not already vested, shall vest in full as of the date of termination. Except as the Committee may otherwise determine, in the event of Grantee's termination of employment for any other reason, including voluntary termination or termination for Cause, the Restricted Stock shall be forfeited to the extent not already vested and Grantee's rights as a stockholder with respect to that forfeited Restricted Stock will thereupon cease. Notwithstanding the foregoing, the Restricted Stock will fully vest in the event of a Change in Control during Grantee's employment. The cash portion of the Award corresponding to the Restricted

                                      -3-
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Stock will be paid to Grantee when and as the Restricted Stock vests; that cash portion shall be subject to the same vesting and forfeiture provisions as are set forth above for the Restricted Stock.

         5.       Termination of Employment.

                  5.1 In General. Except as provided in Sections 5.2, 5.3, and
5.4 below, in the event that Grantee's employment terminates during a Performance Cycle, all unearned Aspiration Awards shall be immediately forfeited by Grantee.

                  5.2 Termination of Employment Due to Death, Disability, or Retirement. In the event the employment of Grantee is terminated by reason of death or Disability during a Performance Cycle, Grantee shall be entitled to a prorated payout with respect to the unearned Award. The prorated payout shall be determined by the Committee based upon the length of time that Grantee was actively employed during the Performance Cycle relative to the full length of the Performance Cycle; provided, that payment shall only be made to the extent at the end of the Performance Cycle the Award would have been earned based upon the performance level achieved for the Performance Cycle; and provided, further, that the performance level used to determine the prorated award cannot exceed two hundred percent (200%) of the Commitment performance level.

                      In the event of Grantee's Retirement (on or after age 65), the full Award shall continue to be eligible for payout at the end of the Performance Cycle, just as if Grantee had remained employed for the remainder of the Performance Cycle (including if Grantee dies after Retirement but before the end of the Performance Cycle). At the end of the Performance Cycle, the Committee shall make its determination in the same manner as provided in Section 3.

                      Payment of earned Awards to Grantee in the event of termination due to death, Disability, or Retirement shall be made at the same time payments would be made to Grantee if Grantee did not terminate employment during the Performance Cycle.

                  5.3 Change In Control. Notwithstanding anything in this Agreement to the contrary, if a Change in Control occurs during the Performance Cycle, then Grantee's Award shall be determined for the Performance Cycle then in progress as though the Performance Cycle had ended as of the date of the Change in Control and the outstanding Award will be paid at the Commitment Level Award or the actual performance level to such date (using, for such purpose, prorated performance levels of the Performance Measure to reflect the portion of the Performance Cycle that has elapsed as of the date of the Change in Control), whichever provides the greater payment. The Award determined in accordance with the preceding sentence shall be fully vested and payable immediately to Grantee. The Committee shall determine the amount of the Award under this Section 5.3, subject to the terms of this section, and no downward adjustment of the Award shall be permitted. The Award will be paid in full in cash, unless Grantee elects to receive one-half of the Award in Shares. For purposes of determining the number of Shares to be paid to Grantee under this Section 5.3, the Fair

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Market Value of a Share shall be determined by taking the average closing price per share for the last twenty (20) trading days prior to the commencement of the offer, transaction, or other event which resulted in a Change in Control.

                  5.4 Termination Without Cause. In the event Grantee's employment is terminated by the Company without Cause more than one (1) year after the commencement of the Performance Cycle and prior to the end of the Performance Cycle, Grantee shall be entitled to a prorated payout of the Award based upon the length of time that Grantee was actively employed during the Performance Cycle relative to the full length of the Performance Cycle; provided, that payment shall be made only to the extent at the end of the Performance Cycle the Award would have been earned based upon the performance level achieved during the Performance Cycle; and provided, further, that the performance level used to determine the prorated award cannot exceed two hundred percent (200%) of the Commitment performance level. Payment shall be made to Grantee at the same time as if Grantee had not terminated employment during the Performance Cycle.

         6.       No Right to Continued Employment.

                  Nothing in this Agreement or the Plan shall be interpreted to confer upon Grantee any rights with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate Grantee's employment at any time.

         7.       Nonassignment.

                  Grantee shall not have the right to assign, alienate, pledge, transfer, or encumber any amounts due Grantee hereunder, and any attempt to assign, alienate, pledge, transfer, or encumber Grantee's rights or benefits shall be null and void and not recognized by the Plan or the Company.

         8.       Modification of Agreement.

                  This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

         9.       Severability; Governing Law.

                  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

                  The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect

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to the conflicts of laws principles thereof.

         10.      Successors in Interest.

                  This Agreement shall inure to the benefit of and be binding upon any successor to the Company. All obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be binding upon Grantee's heirs, executors, and administrators.

         11.      Resolution of Disputes.

                  Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction, or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding, and conclusive on Grantee and the Company for all purposes.

         12.      Withholding of Taxes.

                  The Company shall have the right to deduct from any amount payable under this Agreement, an amount equal to the federal, state, and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any such amount. In satisfaction of all or part of the Withholding Taxes, Grantee may make a written election, which may be accepted or rejected in the discretion of the Company, to have withheld a portion of the Shares issuable to him or her pursuant to an Award, having an aggregate Fair Market Value equal to the Withholding Taxes.


                                NATIONAL SERVICE INDUSTRIES, INC.



                                By: /s/ James S. Balloun
                                    -----------------------------------------
                                    JAMES S. BALLOUN
                                    Chairman, President, and Chief Executive
                                    Officer



                                NATIONAL SERVICE INDUSTRIES, INC. (GA),
                                Subsidiary



                                By: /s/ James S. Balloun
                                    -----------------------------------------
                                    JAMES S. BALLOUN
                                    Chairman, President, and Chief Executive
                                    Officer


                                /s/ James H. Heagle
                                ---------------------------------------------
                                Name of Grantee: JAMES H. HEAGLE

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Aspiration Achievement Incentive Award Appendix A -- Heagle

Name                  James H. Heagle
Position              President, NSI Chemicals
Salary                $300,000
Division              Chemical Group
Total LTI Multiple    160%
AAI % of LTI          70%

           FY 00-02
Threshold             31.0
Commitment            36.0
Aspiration            64.0

     Individual AAI Opportunity
Threshold             $65,333
Commitment            $261,333
Aspiration            $1,306,665